                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 18, 1997 included in Simon DeBartolo Group, L.P.'s Form 10-K for the year ended December 31, 1996, and our reports dated February 18, 1997 included in Simon Property Group, L.P.'s Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this registration statement.

                                          /s/ Arthur Andersen LLP
                                          ARTHUR ANDERSEN LLP

Indianapolis, Indiana
August 13, 1997